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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                October 16, 1995
                                (Date of Report)



                                AJAY SPORTS, INC.
             (Exact name of Registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)


        0-18204                                             39-1644025
(Commission File Number)                         (I.R.S. Employer Identification
                                                  Number)


               1501 E. Wisconsin Street, Delavan, Wisconsin 53115
           (Address of principal executive offices including zip code)

                                 (414) 728-5521
              (Registrant's telephone number, including area code)














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Item 5.  Other Events

(a) The Registrant reports that as of October 2, 1995, Ajay Leisure Products,Inc., a wholly owned subsidiary of the Registrant, purchased certain assets from Korex Corporation. The Registrant's subsidiary acquired the inventory and certain machinery, furniture and equipment as well as the right to use the Korex name and any trade names that accompany the inventory. The inventory, machinery, furniture and equipment are being transferred to the Registrant's primary manufacturing facility in Delavan, Wisconsin where they will be co-mingled with the existing business assets of Ajay Leisure Products, Inc. The inventory consists of golf bags, golf accessories and golf carts. The equipment consists of primarily portable small assembly and sewing related items, furniture and equipment, office furniture and computers. The assets were acquired at fair market value in exchange for cash of $1.7 million and 240,625 shares of the Registrant's Common Stock. Korex Corporation is an Illinois corporation whose principle owner is C. Kimberly Kang. There is no material relationship between Ms. Kang, Korex and the Registrant or any of its affiliates, directors or officers of the Registrant, or any associate of any such director or officer. The funds for the acquisition were provided through a loan from U. S. Bank.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     AJAY SPORTS, INC.



                                            BY       S\ROBERT R. HEBARD
                                                     ---------------------------
                                                     Robert R. Hebard, Secretary



October 13, 1995


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